Sub-Item 77C

                             AIM V.I. UTILITIES FUND

A Special Meeting ("Meeting") of Shareholders of AIM V.I. Utilities Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(4)(a) Approve modification of fundamental restriction on issuer diversification.

(4)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(4)(c) Approve modification of fundamental restriction on underwriting securities.

(4)(d) Approve modification of fundamental restriction on industry concentration.

(4)(e) Approve modification of fundamental restriction on real estate investments.

(4)(f) Approve modification of fundamental restriction on purchasing or selling commodities.

(4)(g) Approve modification of fundamental restriction on making loans.

(4)(h) Approve modification of fundamental restriction on investments in investment companies.

(5) Approve making the investment objective of the fund non-fundamental. The results of the voting on the above matters were as follows:

                                                                                        Withheld/
Matters                                                               Votes For       Abstentions**
-------------------------------------------------------------------  -----------      -----------
(1)*     Bob R. Baker..............................................  474,883,590       19,741,622
         Frank S. Bayley...........................................  474,653,109       19,972,103
         James T. Bunch............................................  475,597,417       19,027,795
         Bruce L. Crockett.........................................  474,900,579       19,724,633
         Albert R. Dowden..........................................  474,749,929       19,875,283
         Jack M. Fields............................................  475,205,840       19,419,372
         Martin L. Flanagan........................................  475,248,336       19,376,876
         Carl Frischling...........................................  474,453,674       20,171,538
         Prema Mathai-Davis........................................  473,569,192       21,056,020
         Lewis F. Pennock..........................................  475,072,501       19,552,711
         Larry Soll, Ph.D..........................................  475,170,544       19,454,668
         Raymond Stickel, Jr. .....................................  475,420,825       19,204,387
         Philip A. Taylor..........................................  475,640,570       18,984,642

----------

* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Variable Insurance Funds.

**    Includes Broker Non-Votes.

                                                                    Sub-Item 77C

                                                                                                          Votes      Withheld/
Matters                                                                                   Votes For      Against    Abstentions
---------------------------------------------------------------------------------------  -----------   ----------   -----------
(2)*     Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the
         Fund, and each other series portfolio of the Trust, or a share class without
         a shareholder vote...........................................................   438,131,484   35,586,925    20,906,803
(3)      Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland,
         GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan)
         Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.),
         Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and
         Invesco Senior Secured Management, Inc.......................................     5,523,791      298,546       264,095
(4)(a)   Approve modification of fundamental restriction on issuer
         diversification..............................................................     5,573,223      304,778       208,431
(4)(b)   Approve modification of fundamental restrictions on issuing senior securities
         and borrowing money..........................................................     5,563,200      305,272       217,960
(4)(c)   Approve modification of fundamental restriction on underwriting
         securities...................................................................     5,573,223      304,778       208,431
(4)(d)   Approve modification of fundamental restriction on industry concentration....     5,573,223      305,306       207,903
(4)(e)   Approve modification of fundamental restriction on real estate
         investments..................................................................     5,557,483      319,145       209,804
(4)(f)   Approve modification of fundamental restriction on purchasing or selling
         commodities..................................................................     5,563,819      314,183       208,430
(4)(g)   Approve modification of fundamental restriction on making loans..............     5,552,317      324,557       209,558
(4)(h)   Approve modification of fundamental restriction on investments in
         investment companies.........................................................     5,550,428      316,566       219,438
(5)      Approve making the investment objective of the fund non-fundamental..........     5,289,751      414,908       381,773

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950129-07-006497.